Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Federated Investment Series Funds, Inc.:

In planning and performing our audit of the financial sta tements of Federated Bond Fund
(the sole portfolio constituting Federated Investment Seri es Funds, Inc.) (the "Fund") as of and for the year ended November 30, 2014, in accordance with the standards of the
Public Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including contro ls over safeguarding securities, as a basis for designing our auditing procedures for the pu rpose of expressing our opinion on the financial statements and to comply with the requirem ents of Form N-SAR, but not for the purpose of expressing an opinion on the effectivene ss of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling t his responsibility, estimates and judgments by management are required to assess the expected benefits and related costs
of controls. A company's internal control over financial re porting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the
preparation of financial statements for external purposes in accordance with generally
accepted accounting principles. A company's internal contro l over financial reporting includes those policies and procedures that (1) pertain to t he maintenance of records that, in reasonable detail, accurately and fairly reflect the tran sactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in a ccordance with generally accepted accounting principles, and that receipts and expendi tures of the company are being made only in accordance with authorizations of manageme nt and directors of the company; and (3) provide reasonable assurance regarding preve ntion or timely detection of unauthorized acquisition, use or disposition of a company' s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over fin ancial reporting may not prevent or detect misstatements. Also, projections of any eva luation of effectiveness to future periods are subject to the risk that controls may beco me inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exi sts when the design or operation of a control does not allow management or employees , in the normal course of performing their assigned functions, to prevent or detect mis statements on a timely basis.
A material weakness is a deficiency, or a combination of defi ciencies, in internal control over financial reporting, such that there is a reasonable pos sibility that a material misstatement of the company's annual or interim financial sta tements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financia l reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weakne sses under standards established by the Public Company Accounting Oversight Board ( United States).
However, we noted no deficiencies in the Fund's internal contr ol over financial reporting and its operation, including controls over safeguarding securi ties, that we consider to be a material weakness as defined above as of November 30, 2014.

This report is intended solely for the information and use of management and the Board of Directors of the Fund and the Securities and Exchange Commi ssion and is not intended to be and should not be used by anyone other than the se specified parties.


      Ernst & Young LLP

Boston, Massachusetts
January 23, 2015